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                                                                     EXHIBIT 5.1




                                                     August 26, 1998



TransAct Technologies Incorporated
7 Laser Lane
Wallingford, CT  06492

Ladies and Gentlemen:

         In connection with the proposed issuance by TransAct Technologies Incorporated (the "Company") of up to an additional 300,000 shares of its Common Stock, par value $0.01 per share (the "Shares"), pursuant to the Company's 1996 Stock Plan (the "Plan"), we have examined, as counsel to the Company, the Registration Statement on Form S-8 filed under the Securities Act of 1933 (the "Securities Act") and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below.

         In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives and other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion that when (i) the Registration Statement shall have become effective, and (ii) the Shares shall have been issued and delivered against payment therefor in accordance with the terms of the Plan and as contemplated in the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                     Very truly yours,

                                                     /s/ Shipman & Goodwin LLP
                                                     Shipman & Goodwin LLP